UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP JCP SINGLE-ASSET PARTNERSHIP, LP JCP INVESTMENT PARTNERS, LP JCP INVESTMENT HOLDINGS, LLC JCP INVESTMENT MANAGEMENT, LLC JAMES C. PAPPAS BRETT W. FRAZIER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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JCP Investment Management, LLC, together with the other participants named herein (collectively, “JCP Investment Management”), has filed a definitive proxy statement with the Securities and Exchange Commission and an accompanying GOLD proxy card to be used to solicit votes for the election of JCP Investment Management’s slate of two highly-qualified director nominees to the Board of Directors of Casella Waste Systems, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On October 1, 2015, JCP Investment Management issued the following press release:

JCP INVESTMENT MANAGEMENT LAUNCHES WEBSITE DEDICATED TO ELECECTION OF ITS TWO NOMINEES AT CASELLA’S ANNUAL MEETING

Urges Shareholders to vote the GOLD Proxy to Elect Brett W. Frazier and James C. Pappas

HOUSTON – October 1, 2015 – JCP Investment Management, LLC (together with its affiliates, “JCP”), and the other participants in its solicitation, collectively beneficially own approximately 5.8% of the outstanding Class A shares of Casella Waste Systems, Inc. (“Casella” or the “Company”) (NASDAQ:CWST). Today, JCP launched a website, www.FixCasella.com, dedicated to the election of its two highly-qualified candidates, Brett W. Frazier and James C. Pappas, to Casella’s Board of Directors (the “Board”) at the Company’s upcoming 2015 Annual Meeting.

JCP has filed a definitive proxy statement and an accompanying GOLD proxy card with the Securities and Exchange Commission in order to give shareholders an opportunity to replace the Company’s Chairman and CEO John Casella, who has overseen over a decade of negative shareholder return, and his fellow director William Hulligan, with direct shareholder representatives who will represent the best interests of all shareholders. As further explained in JCP’s proxy materials, which are available at www.FixCasella.com, shareholders deserve an alternative to the poor operating performance under Mr. Casella’s leadership, the deeply concerning related party transactions and the lack of accountability of both the Board and CEO at Casella. The time for change is now – JCP urges all shareholders to vote the GOLD proxy card today.

JCP is being advised in connection with the proxy contest by Olshan Frome Wolosky LLP. InvestorCom, Inc. is serving as JCP’s proxy solicitor.

About JCP Investment Management:

JCP Investment Management, LLC is an investment firm headquartered in Houston, TX that engages in value-based investing across the capital structure.  JCP follows an opportunistic approach to investing across different equity, credit and distressed securities largely in North America.

Investor Contact:

John Glenn Grau
InvestorCom, Inc.
(203) 972-9300 ext. 11